Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-279708 and 333-202316) and Form S-3 (No. 333-282560) of our report dated March 14, 2024, with respect to the consolidated financial statements of Civista Bancshares, Inc. for the year ended December 31, 2023, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Cincinnati, Ohio

March 6, 2026